SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is being entered into this 13th  day of February 2018 between Clean Energy Technologies, Inc, a Nevada corporation, (the “Company”), Clean Energy HRS LLC, a California limited liability company and wholly owned subsidiary of the Company (“HRS”), and ETI Partners IV LLC, a Delaware limited liability company, for itself and in its capacity as collateral agent and as the representative of the investors (the “Investors”) that are parties to the GE Financing Agreements (defined below)  (collectively, “ETI”). The Company, HRS, and ETI are each a “Party” and collectively the “Parties.”

WITNESSETH:

WHEREAS, the Company, HRS, ETI and the Investors entered into the Transaction Completion and Financing Agreement, dated as of September 11, 2015 (the “Transaction Completion and Financing Agreement”);

WHEREAS, ETI is the representative of the Investors and is authorized to take the actions contemplated by this Agreement on behalf of the Investors;

WHEREAS, the Company, HRS and ETI entered into the Loan, Guarantee and Collateral Agreement, dated as of September 11, 2015 (the “Loan, Guarantee and Collateral Agreement”);

WHEREAS, ETI is the representative of the Secured Parties (as defined in the Loan, Guarantee and Collateral Agreement) and is authorized to take the actions contemplated by this Agreement on behalf of the Secured Parties;

WHEREAS, the Company and HRS issued a Senior Secured Convertible Note, dated September 15, 2015, in the principal amount of $4,500,100 (the “Promissory Note”);

WHEREAS, ETI is concurrently herewith waiving all principal and interest remaining outstanding under the Promissory Note;

WHEREAS, the Company, ETI, and ETI as authorized representative of the Investors entered into the Registration Rights Agreement, dated as of September 11, 2015 (the “Registration Rights Agreement,” together with the Transaction Completion and Financing Agreement, the Loan, Guarantee and Collateral Agreement and the Promissory Note, the “GE Financing Agreements”);

WHEREAS, the Company and MGW Investment I Limited, a company organized under the laws of the Cayman Islands (“MGWI”) are entering into a financing transaction (the “Financing”) and, as a condition precedent to the Financing, the Company is required repay all outstanding principal and interest on the Promissory Note, the Secured Parties shall release all liens, the registration rights granted under the Registration Rights Agreement shall be terminated and the GE Financing Agreements shall be terminated, all without any further obligations or liability between the Parties; and

WHEREAS, as a condition to the Financing the Company, ETI, Confections Ventures Limited, a company organized under the laws of the British Virgin Islands and MGWI are entering into the transactions contemplated by this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Representations and Warranties.

(a) As of the date hereof, each of the Parties hereby represents and warrants to the other Parties, severally and not jointly, as follows:

i.

Each such Party has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby. This Agreement has been validly executed and delivered by such Party and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Parties hereto, constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

ii.

The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement by such Party will not, (i) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Party or by which it is bound or affected, (ii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of such Party under, any agreement, contract, indenture, note or instrument to which such Party is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Party of any of such Party’s obligations under this Agreement, or (iii) require any filing by such Party with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by such Party of any of such Party’s obligations under this Agreement.

iii.

As of the date hereof, no Party, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

iv.

Each Party acknowledges and agrees that at the time of the execution of this Agreement, all interest and principal of the Company under the Promissory Note has been paid by the Company and the Company’s obligations thereunder are satisfied in full.

(b)

The Company represents and warrants to the other Parties that the Company has the requisite corporate power and authority to issue shares of its common stock, par value $.001 per share (“Common Stock”), as contemplated by this Agreement.  Such shares of Common Stock, when issued in accordance with the terms of this Agreement, shall have been duly authorized and validly issued, and will be fully paid and non-assessable, free and clear of all liens and encumbrances.

(c)

ETI represents and warrants to the other Parties that it has the requisite corporate power and authority to enter into this Agreement as the authorized agent and representative of the Investors and to transfer shares of the Company’s Common Stock as contemplated by this Agreement. Such shares of Common Stock, when transferred in accordance with the terms of this Agreement, shall free and clear of all liens and encumbrances and shall vest ownership of such shares in the name of the transferee.

2. Termination of GE Financing Agreements.

The Company, HRS and ETI, for itself, in its capacity as Collateral Agent (for the purposes of this Section 2 any capitalized term not defined shall have the meaning ascribed to it in the Loan, Guarantee and Collateral Agreement) and as the authorized representative of the Investors, hereby mutually cancel and terminate each of the Registration Rights Agreement, the Transaction Completion and Financing Agreement, Loan, Guarantee and Collateral Agreement and Promissory Note without any further obligation or liability of any party thereto to the other, including, without limitation, the release of all Collateral of the Company and HRS by the Collateral Agent and the release of the Company and HRS from all guaranties created under Loan, Guarantee and Collateral Agreement . ETI hereby irrevocably authorizes the Company and/or HRS to file UCC financing statements to remove any lien or encumbrance created under Loan, Guarantee and Collateral Agreement or any of the other GE Financing Agreements and agrees to execute any document or filing with the Secretary of State necessary to assist the Company and HRS to accomplish the foregoing release of liens.  ETI, for itself, in its capacity as Collateral Agent and in its capacity as the authorized representative of the Investors, hereby further expressly cancels all indebtedness outstanding under the Promissory Note.

3. Common Stock Issuances and Transfers

Contemporaneously with the execution of this Agreement and the consummation of the Financing:

(a)  ETI shall transfer 6,800,000 shares of the Company’s Common Stock to Kambiz Mahdi and deliver to him a stock certificate representing such shares,

(b) ETI shall transfer 20,400,000 shares of the Company’s Common Stock to Li Guirong and deliver a stock certificate representing such shares.

(c) The Company shall issue 4,600,000 shares of the Company’s Common Stock to Li Guirong and deliver a stock certificate representing such shares.

(d) The Company shall issue 9,200,000 shares of the Company’s Common Stock to Kambiz Madhi or his designees and deliver a stock certificate or certificates representing such shares.

4. ETI Lockup.

(a)  ETI Lockup.  ETI shall not offer, sell, contract to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any shares of the of the Common Stock of the Company of which it is deemed the beneficially owner (as determined by 17 CFR 240.13d-3), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, in each case, during any three-month period in excess of the greater of 1% of the outstanding shares of the Company’s Common Stock being sold, or if the class is listed on a national stock exchange, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the proposed date of sale or any such other volume.

(b) Stop Transfer Order. In furtherance of this Agreement, each ETI hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of ETI holdings of Common Stock of the Company which shall become effective against ETI’s shares upon the reasonable determination by the Board of Directors that ETI has breached a Section 4(a) of this Agreement. The Company agrees that as promptly as practicable after the date of this Agreement, it shall give such stop transfer instructions to the transfer agent for the Common Stock.

5. Releases.

(a) Release by ETI. ETI, for itself and in its capacity as Collateral Agent and as the representative of the Investors and Secured Parties (the “ETI Parties”) releases and forever discharges the Company and HRS and each of their respective past and present directors, officers, employees, affiliates, representatives, successors and assigns (such group, collectively, the “ Company Released Persons”), from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, costs, expenses, liabilities, covenants, contracts, agreements, promises, damages, judgments, executions and demands whatsoever (each a “Claim”), in law or equity, that the ETI Parties ever had, now have or hereafter may have against the Company Released Persons arising from or relating to the GE Financing Agreements, from the beginning of time through the date hereof, other than any Claims of ETI Parties arising under this Agreement.

(b) Release by Company and HRS. The Company and HRS release and forever discharge the ETI Parties and each of their respective past and present directors, officers, employees, affiliates, representatives, successors and assigns (such group, collectively, the “ETI Released Persons”), from any and all Claims, in law or equity, that the Company or HRS ever had, now have or hereafter may have against the ETI Released Persons arising from or relating to the GE Financing Agreements, from the beginning of time through the date hereof, other than any Claims of the Company and HRS arising under this Agreement.

(c) Waiver of California Civil Code Section 1542.  The Parties specifically waive application of California Civil Code Section 1542 and certify that they have read the following provision of California Civil Code Section 1542 which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor”

6. No Third Party Beneficiaries.

This Agreement is solely for the benefit of the Parties and their successor and assigns and is not intended for the benefit of any other individual or business entity.

7.  Delay No Waiver; No Oral Changes.

No delay on the part of any party in exercising any right or remedy under this Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy.  No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by party against whom such waiver or amendment is to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8. Assignment.

No Party may assign or transfer its rights or delegate its duties under this Agreement without the prior written consent of the other Parties.

9.  Representation by Counsel.

The Parties represent that they have been advised to consult with an attorney and has carefully read and understand the scope and effect of the provisions of this Agreement.  In the event that any Party elects to not consult with an attorney, he irrevocably waives any claim to inadequate representation by counsel.

10. Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws.  Each of the Parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or Supreme Court of the State of New York in the County of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights it may have to object to such jurisdiction under the Constitution or laws of the State of New York or the Constitution of the United States or otherwise, and (iii) irrevocably consents that service of process upon it in any such action or proceeding shall be valid and effective against it or him if made either (x) in the manner provided herein for delivery of notices hereunder or (y) any other manner permitted by law.

11. Waiver of Trial by Jury.

ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE RELATING TO THIS AGREEMENT.

14. Severability.

In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision

15.

 Entire Agreement.

This Agreement represents the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and supersedes and replaces any and all prior agreements and understandings, whether written or oral, concerning the subject matter of this Agreement.

16.

Notices.

Any notice required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, nationally or internationally recognized mail service or sent by electronic mail or otherwise delivered by hand or by messenger addressed to the address of the Party set forth below its signature on the signature page below. Notice shall be deemed given upon proof of receipt if by mail or on the time and date sent if by email.

16.

Headings.

Headings in this Agreement are for convenience only and will not affect the construction of this Agreement. Section headings in this Indenture and the Table of Contents are for convenience only and will not affect the construction of this Agreement.

17.

Counterparts.

This Agreement may be executed and delivered in counterparts and by facsimile and as so executed and delivered shall be fully effective and binding once executed by all Parties listed as signatories hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have each cause this Agreement to be signed by their duly appointed authorized signatories as of the date set forth above.

CLEAN ENERGY TECHNOLOGIES, INC.

By: _____________________

Name: Kambiz Mahdi

Title: Chief Executive Officer

Address for Notice:

Clean Energy Technologies, Inc.
Att: Kambiz Mahdi

2990 Redhill Avenue
Costa Mesa, CA 92626

Email: KMahdi@cetyinc.com

ETI PARTNERS IV LLC

By:  ENERGY TECHNOLOGY INNOVATIONS INC, AS MANAGER.

By: _____________________

Name: Meddy Sahebi

Title: President

Address for Notice:

679 San Juan Dr.

Venice, CA 90291

Email:  meddysahebi@gmail.com

CLEAN ENERGY HRS LLC

By: _____________________

Name: Kambiz Mahdi

Title: CEO & President

Address for Notice:

c/o Clean Energy Technologies, Inc.
Att: Kambiz Mahdi

2990 Redhill Avenue
Costa Mesa, CA 92626

Email: KMahdi@cetyinc.com